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                                                                   EXHIBIT 10.42

                      MODIFICATION TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


     This Modification to Amended and Restated Loan and Security Agreement (this "Modification") is entered into by and between PHARMCHEM INC., a Delaware corporation ("Borrower") and COMERICA BANK-CALIFORNIA, a California banking corporation ("Bank") as of this 25th day of May, 2001.

                                    RECITALS

     A. Bank and PharmChem Laboratories, Inc. ("Laboratories"), predecessor-in-interest to Borrow did previously enter into that certain Amended And Restated Loan And Security Agreement dated as of May 15, 2000 (originally dated as of May 25, 2000 and revised thereafter to be effective as of May 15,
2000) (the "Agreement").

     B. Thereafter, pursuant to that certain Assumption Agreement made as of July 27, 2000 between Borrow and Bank, Borrower, as Assignee, assumed all of the Obligations of Laboratories under this Loan Documents(as defined below.)

     C. The Agreement was subsequently amended pursuant to that certain Modification to Loan and Security Agreement by and between Borrower, and Bank dated September 7, 2000, and concurrently therewith Bank did make available to Borrower additional credit accommodations as such are evidenced by that certain Variable Rate Installment Note in the original principal amount of One Million, Six Hundred Seventy Three Thousand Eight-Hundred Dollars ($1,673,800), (the "Term Note").

     D. Thereafter, on or about April 17, 2001 Bank did make additional credit accommodations available to Borrower as such are evidenced by that certain Master Revolving Note dated April 27, 2001 in the original principal amount of Six Hundred Thousand Dollars ($600,000), (the "Master Note"). The Term Note and the Master Note are each subject to various terms and provisions of the Agreement.

     E. The Agreement as previously modified and as modified herein, together with the Assumption Agreement, the Term Note, the Master Note and all other documents and instruments executed in connection with the Agreement, are hereinafter referred to collectively as the "Loan Documents."

     F. Borrower has requested, and Bank has agreed to further amend the terms of the Agreement, all as more specifically set forth herein below.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. Incorporation by Reference: The foregoing recitals of facts and understandings of the parties, and the Agreement as modified hereby, are incorporated herein by this reference. All initially capitalized terms used in this Modification no otherwise defined shall have the meaning given in this Agreement.

2. Modification of Agreement. Subject to the conditions precedent set forth in
Section 3 below, the Agreement is hereby amended, as follows:

     (i) Section 1.1 is hereby amended by deleting in its entirety the definition of Revolving Maturity Date, and replacing it with the following:

          "Revolving Maturity Date" means May 31, 2002.

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     (ii) Section 2.1.1 is hereby amended by deleting sub-section (c) thereof in its entirety, and replacing it with the following:

          "(c) Prime Rate Advances. The outstanding principal balance of each Prime Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed), at a floating rate per annum equal to the Prime Rate. Borrower shall pay the entire outstanding principal amount of each Prime Rate Advance on the Revolving Maturity Date."

     (iii) Section 2.4 is hereby amended by deleting sub-section (a) thereof in its entirety, and replacing it with the following

          "(a) Facility Fees. A fee for the Revolving Facility equals to one tenth of one percent (0.10%) per annum of the amount of the Committed Revolving Line, payable quarterly on the last day of each March, June, September and December."

3. Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Except as specifically set forth in this Modification, all of the terms and conditions set forth in the Agreement and the Loan Documents shall remain in full force and effect.

4. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

5. Counterparts. This Modifications may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same Modification.

     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

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"BORROWER"                               "BANK"

PHARMCHEM, INC.                          COMERICA BANK-CALIFORNIA


By: /s/ DAVID A. LATTANZIO               By: /s/ JAMES L. WEBER
    --------------------------               --------------------------
       David A. Lattanzio                    James L. Weber

Title: Vice President Finance            Title:   Vice President
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